Exhibit 4.2

SPECIMEN CLASS A ORDINARY SHARE CERTIFICATE

NUMBER	SHARES

CARTESIAN GROWTH CORPORATION II

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

CLASS A ORDINARY SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that	CUSIP [•]

is the owner of

FULLY PAID AND NON-ASSESSABLE CLASS A ORDINARY SHARES OF THE PAR VALUE OF US $0.0001

CARTESIAN GROWTH CORPORATION II (THE “COMPANY”)

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to liquidate and redeem all of the Class A ordinary shares sold in its initial public offering if it is unable to complete an initial business combination within the time period set forth in, or such later time as the shareholders of the Company may approve in accordance with, the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time, all as more fully described in the Company’s final prospectus dated [•], 2022.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile signature of a director of the Company.

    Dated: [•]

Cayman Islands
[Title]		[Title]

CARTESIAN GROWTH CORPORATION II

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences, and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s Amended and Restated Memorandum and Articles of Association and all amendments thereto and resolutions of the Company’s board of directors providing for the issue of Class A ordinary shares (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT-_____ Custodian ______
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors
	and not as tenants in common	Act _______________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S)

shares represented by the within Certificate, and does hereby irrevocably constitute and appoint

Attorney

to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated

                                                                                                                                       Shareholder

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

By:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

In each case, as more fully described in the Company’s final prospectus dated [•], 2022, the holder(s) of this certificate shall be entitled to receive a pro rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event (i) the Company redeems the Class A ordinary shares sold in its initial public offering and liquidates because it does not complete an initial business combination within the period of time set forth in, or such later time as the shareholders of the Company may approve in accordance with, the Company’s Amended and Restated Memorandum and Articles of Association, (ii) the Company redeems the Class A ordinary shares sold in its initial public offering in connection with a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association (a) to modify the substance or timing of the Company’s obligation to redeem 100% of the Class A ordinary shares if it does not complete an initial business combination within the time period set forth therein (or such later time as the shareholders of the Company may approve) or (b) with respect to any other provisions relating to the rights of holders of the Company’s Class A ordinary shares or pre-initial business combination activity, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective Class A ordinary shares in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.